Exhibit 99.1

LMP Automotive Holdings, Inc. Hires William E. Myers II as Chief Financial Officer

PLANTATION, FL / ACCESSWIRE / June 15, 2020 / LMP Automotive Holdings, Inc. (NASDAQ: LMPX) (the “Company” or “LMP”), an e-commerce and facilities-based platform for consumers who desire to buy, sell, subscribe for or finance pre-owned and new automobiles, today announced the hiring of William E. Myers II as Chief Financial Officer.

“On behalf of LMP and its Board of Directors, I would like to welcome William “Bill” Myers to the LMP team” said Sam Tawfik, the Company’s Chairman and Chief Executive Officer, adding that this is perfect timing given the Company’s active acquisition strategy. Mr. Myers will also bring significant mergers and acquisitions expertise as LMP explores prospective acquisitions. Mr. Myers has agreed to join LMP beginning on July 1, 2020.

Mr. Tawfik also added, “Bill brings significant public company experience, as well as a proven track record in audit, technical accounting, mergers and acquisitions, due diligence, valuation of assets and liabilities, as well as integrations. He is an important and timely pedigree addition to our team given that we believe we can deploy significant capital through our active pipeline of potential accretive franchise dealership acquisitions.”

Mr. Myers stated, “I am excited and honored to work with Mr. Tawfik and the LMP team. I believe my knowledge, financial expertise and public market experience will facilitate execution and oversight of LMP’s business strategy and add to shareholder value.”

Since 2018, Mr. Myers served as Executive Vice President, Chief Financial Officer and Treasurer of TravelCenters of America, Inc. (“TA”), where he served as a transformational change agent who turned around struggling financial and accounting functions by optimizing workforces, accelerating reporting, streamlining processes, and igniting cultural change. From 2014 to 2017, Mr. Myers served as Senior Vice President and Chief Accounting Officer of TA. Prior to joining TA, Mr. Myers worked as Vice President Technical Accounting and Reporting at Eaton Corporation, where he managed the internal audit department as well as mergers and acquisitions, due diligence, valuation of assets and liabilities and directed the integration activities for several acquisitions.

Mr. Myers is a C.P.A. and earned an M.B.A. at College of William & Mary, Williamsburg, VA and a B.B.A. from Northwood University, Midland, MI.

About LMP Automotive Holdings, Inc. – “Buy, Subscribe, Sell and Repeat.”

LMP Automotive Holdings, Inc. (NASDAQ: LMPX) describes its business model as “Buy, Subscribe, Sell and Repeat.” This means that we “Buy” pre-owned automobiles primarily through auctions or directly from other automobile dealers, and new automobiles from manufacturers and manufacturer distributors at fleet rates. We “Subscribe” the automobiles to our customers by allowing them to enter into our subscription plan for automobiles in which customers have use of an automobile for a minimum of thirty (30) days. LMP’s all-inclusive vehicle subscription membership includes monthly swaps and covers insurance, maintenance and upkeep. It offers the flexibility to upgrade your vehicle to a more premium model or downgrade for a lesser cost model when you like. We “Sell” our inventory, including automobiles previously included in our rental and subscription programs, to customers as well, and then we “Repeat” the whole process.

Media Contact:

John Mattio

President and Founder

Lamnia International

(203) 885-1058

jmattio@lamniacom.com

For more information visit: https://lmpmotors.com/.

FORWARD-LOOKING STATEMENTS:

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” will,” the negatives thereof and other words and terms of similar meanings. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: our dependence upon external sources for the financing of our operations; our ability to effectively executive our business plan; our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our services and platform; our ability to manage the growth of our operations over time; our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others; our ability to maintain relationships with existing customers and automobile suppliers, and develop relationships; and our ability to compete and succeed in a highly competitive and evolving industry; as well as other risks described in our SEC filings. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

SOURCE: LMP Automotive Holdings, Inc.

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